Exhibit 99.1

Vertiv Reports 5.8% Net Sales Growth, 17.2% Orders Growth

and Record Backlog in Third Quarter

•	Robust end-market demand continued with double-digit order growth and record backlog of $2.4 billion.

•	Net sales growth of 5.8% and organic net sales growth of 3.9% versus prior year third quarter.

•

Third quarter operating profit of $82 million and adjusted operating profit of $131 million(1), with operating profit margin of 6.7% and adjusted operating profit margin of 10.7%. Adjusted operating profit margin 490 basis points higher than prior year third quarter.

•	Diluted earnings per share of $0.15, up $0.47 and adjusted diluted earnings per share of $0.20(1) up $0.15 from prior year quarter.

•	Year-to-date net operating cash flow of $174 million increased $160 million, and year-to-date free cash flow of $128 million increased $140 million from 2020 year-to-date.

•	Portfolio enhancements continue – expect to close E+I acquisition by November 1, 2021, and announcement of sale of heavy industrial UPS business expected to close in fourth quarter 2021.

COLUMBUS, Ohio [October 27, 2021] – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported strong financial results for its third quarter ended September 30, 2021. Third quarter net sales were $1,229 million, an increase of $67 million, or 5.8%, compared with last year’s third quarter and a 3.9% organic sales increase excluding the impact of foreign currency. EMEA net sales increased 18.7% and were up 17.8% organically, with continued strength in colocation data center projects. APAC net sales increased 4.0% and were down 0.4% organically, with positive impacts from COVID-19 recovery in India offset by elevated 5G and wind power investments in China in third quarter 2020, which created a challenging year-over-year comparison. Americas net sales increased 1.0% and were up 0.6% organically, with strong service sales offset by constrained product sales impacted by supply chain challenges. Orders in the third quarter increased 17.2% compared with the prior year quarter, and Vertiv’s backlog reached a record level $2.4 billion at the end of September, increasing 34% from the end of 2020.

Third quarter operating profit of $82 million increased $47 million and adjusted operating profit of $131 million increased $64 million from the prior year quarter. Adjusted operating profit improvement was influenced by a one-time $80 million charge for a restructuring reserve and asset impairments recorded in third quarter 2020. The remaining $16 million reduction in adjusted operating profit was primarily driven by a $40 million year-over-year headwind from net material and freight inflation offset by $15 million net fixed cost reductions and a $10 million flowthrough benefit from higher organic sales. Supply chain issues have continued to accelerate in the third quarter and no improvement is expected in the fourth quarter, although our pricing response continues to meaningfully increase sequentially each quarter, and we anticipate another sequential increase in the fourth quarter. Cost containment actions have been accelerated heading into the fourth quarter to mitigate impacts from increased supply chain disruptions.

“We are pleased with our third quarter performance. We met our expectations for the period despite strong inflation and supply chain headwinds that continue,” said Rob Johnson, Vertiv’s Chief Executive Officer. “Despite the challenges, affecting virtually every sector of global business, we navigated our way through the quarter based upon the focus and persistence of our procurement organization that has strong relationships with suppliers and transportation providers that help to enable our success. Ultimately, the disruptions to our supply chain will pass, and we will be a stronger company in the long term because of our current efforts. On the inflation front, we continue to effectively balance appropriate pricing actions with a sharp focus on cost reductions. We will remain nimble and take the necessary actions to ensure that we continue to support our customers during this strong demand environment. Every day we are inspired and motivated by the knowledge that Vertiv helps to connect the world. We enable families, educators, healthcare and other vital organizations and businesses to connect, to communicate, to collaborate and to address needs, challenges and opportunities. We will always keep that responsibility at the forefront of what we do.”

Dave Cote, Vertiv’s Executive Chairman, added, “Vertiv is a growing, value-creating company with a great position in a good industry. The business challenges we face today are not unique to our company and are temporary in nature. The Vertiv team will work through these temporary challenges. Investments in new products, service offerings, the Vertiv Operating System and inorganic growth opportunities accelerate our ability to create value. We acted on that commitment during the third quarter when we announced the acquisition of E+I Engineering. The transaction will round out our portfolio of in-building power train offerings for data centers and vital commercial and industrial markets. The combination amplifies Vertiv’s growth opportunities and profitability while enabling us to deliver solutions that manage a customer’s entire power infrastructure as an integrated system. It was our first acquisition as a public company, and we followed best practices throughout the process to ensure we were acting in the right way at the right time to power our future. I remain excited about our ability to fuel and deliver accretive growth.”

Free Cash Flow and Liquidity

Net cash provided by operating activities in the third quarter was $54 million, a decrease of $82 million from the prior year quarter, and free cash flow was $44 million, a decrease of $85 million from the prior year quarter, primarily driven by a $43 million incremental investment in inventory to secure parts in this challenging supply chain environment, $16 million lower adjusted operating profit (net of the non-cash restructuring and asset impairment charges in third quarter 2020), $10 million higher capital expenditures related to growth investments, $9 million in M&A transaction expenses, and $6 million higher taxes. Year-to-date 2021 operating cash flow of $175 million increased $160 million, and free cash flow of $128 million increased $140 million compared to the same prior year period. Liquidity at the end of the first quarter remained strong at $1.2 billion.

Portfolio Enhancements

The previously announced strategic acquisition of E+I Engineering Group is expected to close no later than November 1, 2021. In addition, Vertiv has signed a definitive agreement to divest its heavy industrial UPS business. This business focuses mainly on upstream oil and gas markets and is not synergistic to Vertiv’s strategy. The business being divested has annual revenue of approximately $80 million. Vertiv expects to complete the divestiture in fourth quarter 2021.

Full Year and Fourth Quarter 2021 Guidance

Given the portfolio enhancements underway, we have updated our guidance to include impacts from the E+I acquisition, as well as the divestiture of the heavy industrial UPS business. The net impacts from these transactions are an additional $55 million in net sales and $13 million in adjusted operating profit and are included in the guidance table below for both fourth quarter and full year 2021. This guidance includes the expectation that supply chain headwinds continue at current levels for the remainder of the year. We anticipate supply chain pressure to continue at least through the first half of 2022. Despite these headwinds, demand remains strong, and we anticipate net pricing and inflation actions will provide a tailwind for full year 2022. In addition, we continue to accelerate additional cost containment actions.

	Prior FY2021 Guidance	FY2021 Guidance including M&A impacts	4Q 2021 Guidance including M&A impacts
Net sales	$4,880M - $4,940M	$4,970M - $5,030M	$1,382M - $1,442M
Organic net sales growth[2]	9.5% - 10.5%	10.5% - 11.5%	3.0% - 7.0%
Adjusted operating profit	$530M - $550M	$543M - $563M	$166M - $186M
Adjusted operating margin	10.9% - 11.1%	10.9% - 11.2%	12.0% - 12.9%
Adjusted EPS	$0.96 - $1.01	$0.97 - $1.03	$0.24 - $0.30
Free Cash Flow	$190M - $220M	$190M - $220M

[1]	This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to Exhibit 99.1.
[2]	This is a non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this news release.

Third Quarter 2021 Earnings Conference Call

Vertiv’s management team will discuss the company’s results during a conference call on Wednesday, Oct. 27, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the company’s website at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.

About Vertiv Holdings Co

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Non-GAAP Financial Measures

Financial information included in the news release to which this Exhibit is attached have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures may include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating profit margin, adjusted diluted EPS, and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to fourth quarter and full-year 2021 guidance, including organic net sales growth and free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

See “Reconciliation of GAAP and Non-GAAP Financial Measures” on this Exhibit 99.1 for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Note Concerning Forward-Looking Statements

This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2021, as well as expected cost savings associated with our restructuring program. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The forward-looking statements contained or incorporated by reference in this presentation are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this presentation, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: competition; the ability of the Company to grow and manage growth profitably; maintain relationships with customers and suppliers; retain its management and key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness, uncertainty and volatility; risks relating to the continued growth of Vertiv’s customers’ markets; failure to meet or anticipate technology changes; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to realize the expected benefit from any rationalization and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; changes to tax law and the costs and liabilities associated with such changes and any tax audits that may arise; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; costs or liabilities associated with product liability; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; failure to realize the value of goodwill and intangible assets; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; exposure to fluctuations in foreign currency exchange rates; Vertiv’s ability to comply with various laws and regulations, including but not limited to, laws and regulations relating to environmental, data protection, data privacy, anti-corruption and international trade and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; risks associated with litigation or claims against Vertiv; Vertiv’s limited history of operating as an independent company; potential net losses in future periods; failure to remediate internal controls over financial reporting; our ability to realize cost savings in connection with our restructuring program; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have; risks associated with Vertiv’s obligations to pay portions of the tax benefits relating to pre-Business Combination tax assets and attributes; resales of Vertiv’s securities may cause volatility in the market price of our securities; Vertiv’s Organizational Documents contain provisions that may discourage unsolicited takeover proposals; Vertiv’s Certificate of Incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv’s subsidiaries to pay dividends; volatility in Vertiv’s stock price due to various market and operational factors; Vertiv’s ability to maintain its listing on the NYSE and comply with listing requirements; risks associated with the failure of industry analysts to provide coverage of Vertiv’s business or securities; the timing and consummation of the proposed acquisition of E+I (the “Transaction”); the risk that a condition to closing the Transaction may not be satisfied; the possible diversion of management time spent on issues related to the Transaction; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

For investor inquiries, please contact:

Lynne Maxeiner

Vice President, Global Treasury & Investor Relations

Vertiv

T +1 614-841-6776

E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Scott Deitz

FleishmanHillard for Vertiv

T +1 336-908-7759

E: scott.deitz@fleishman.com

Source: Vertiv Holdings Co

Category: Financial News

Vertiv Holdings Co

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)

(Dollars in millions except for per share data)

	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Net sales
Net sales - products	$926.0	$891.1	$2,746.5	$2,288.5
Net sales - services	302.9	270.9	841.1	776.5

Net sales	1,228.9	1,162.0	3,587.6	3,065.0
Costs and expenses
Cost of sales - products	678.4	596.7	1,958.0	1,575.2
Cost of sales - services	168.8	152.3	480.6	443.4

Cost of sales	847.2	749.0	2,438.6	2,018.6
Operating expenses
Selling, general and administrative expenses	257.8	251.7	779.6	742.8
Amortization of intangibles	31.6	32.5	95.3	97.1
Restructuring costs	(3.8)	71.7	(0.7)	73.0
Foreign currency (gain) loss, net	4.9	11.7	2.1	16.3
Asset impairments	8.7	9.4	8.7	21.7
Other operating expense (income)	0.7	0.9	0.2	2.0

Operating profit (loss)	81.8	35.1	263.8	93.5
Interest expense, net	22.4	26.4	66.5	125.4
Loss on extinguishment of debt	—	—	0.4	174.0
Change in fair value of warrant liabilities	(32.5)	87.7	52.3	109.3

Income (loss) before income taxes	91.9	(79.0)	144.6	(315.2)

Income tax expense	35.7	24.5	47.0	52.6

Net income (loss)	$56.2	$(103.5)	$97.6	$(367.8)

Earnings (loss) per share:
Basic	$0.16	$(0.32)	$0.28	$(1.23)
Diluted	$0.15	$(0.32)	$0.27	$(1.23)
Weighted-average shares outstanding:
Basic	352,482,900	328,411,705	351,439,095	299,266,849
Diluted	363,198,701	328,411,705	355,974,628	299,266,849

Vertiv Holdings Co

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$743.6	$534.6
Accounts receivable, less allowances of $13.0 and $15.0, respectively	1,386.1	1,354.4
Inventories	577.4	446.6
Other current assets	154.4	183.2

Total current assets	2,861.5	2,518.8

Property, plant and equipment, net	388.4	427.6
Other assets:
Goodwill	588.6	607.2
Other intangible assets, net	1,191.3	1,302.5
Deferred income taxes	15.4	20.9
Other	216.5	196.8

Total other assets	2,011.8	2,127.4

Total assets	$5,261.7	$5,073.8

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and short-term borrowings	$21.8	$22.0
Current portion of warrant liabilities	—	68.5
Accounts payable	768.8	730.5
Accrued expenses and other liabilities	825.6	901.8
Income taxes	30.6	18.8

Total current liabilities	1,646.8	1,741.6

Long-term debt, net	2,118.4	2,130.5
Deferred income taxes	86.6	116.5
Warrant liabilities	140.0	87.7
Other long-term liabilities	484.2	485.4

Total liabilities	4,476.0	4,561.7

Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 352,499,706 and 342,024,612 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	1,987.3	1,791.8
Accumulated deficit	(1,233.6)	(1,331.2)
Accumulated other comprehensive (loss) income	32.0	51.5

Total equity (deficit)	785.7	512.1

Total liabilities and equity	$5,261.7	$5,073.8

Vertiv Holdings Co

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

(In millions)

	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Cash flows from operating activities:
Net income (loss)	$56.2	$(103.5)	$97.6	$(367.8)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	16.4	14.4	51.6	42.9
Amortization	35.0	35.8	105.5	107.8
Deferred income taxes	—	(1.8)	(22.3)	(7.7)
Amortization of debt discount and issuance costs	1.3	1.4	4.6	9.0
Loss on extinguishment of debt	—	—	0.4	174.0
Asset impairment	8.7	9.4	8.7	21.7
Change in fair value of warrant liabilities	(32.5)	87.7	52.3	109.3
Changes in operating working capital	(33.9)	66.5	(160.0)	(102.1)
Stock based compensation	5.7	3.8	17.5	7.0
Changes in tax receivable agreement	1.7	2.6	3.3	18.8
Other	(4.2)	19.8	15.2	1.5

Net cash provided by (used for) operating activities	54.4	136.1	174.4	14.4

Cash flows from investing activities:
Capital expenditures	(12.9)	(8.1)	(43.3)	(21.3)
Investments in capitalized software	(4.1)	1.3	(9.5)	(4.9)
Proceeds from disposition of property, plant and equipment	6.1	—	6.1	—

Net cash used for investing activities	(10.9)	(6.8)	(46.7)	(26.2)

Cash flows from financing activities:
Borrowings from ABL revolving credit facility	—	—	—	324.2
Repayments of ABL revolving credit facility	—	(171.4)	—	(370.5)
Proceeds from short-term borrowings	—	1.8	—	22.0
Repayment of short-term borrowings		(3.8)	—	(3.8)
Borrowing on Term Loan, net of discount	—	—	—	2,189.0
Repayment on Term Loan	(5.5)	(5.5)	(16.4)	(11.0)
Repayment on Prior Term Loan	—	—	—	(2,070.0)
Repayment of Prior Notes	—	—	—	(1,370.0)
Payment of redemption premiums	—	—	—	(75.0)
Payment of debt issuance costs	—	—	—	(11.2)
Proceeds from reverse recapitalization, net	—	—	—	1,832.5
Payment to Vertiv Stockholder	—	—	—	(341.6)
Proceeds from the exercise of warrants	—	—	107.5	—
Exercise of employee stock options	0.5	—	2.6	—
Employee taxes paid from shares withheld	(0.2)	—	(7.2)	—
Other financing	—	(2.3)	—	(2.3)

Net cash provided by financing activities	(5.2)	(181.2)	86.5	112.3

Effect of exchange rate changes on cash and cash equivalents	(3.5)	4.3	(5.2)	(1.9)

Increase (decrease) in cash, cash equivalents and restricted cash	34.8	(47.6)	209.0	98.6
Beginning cash, cash equivalents and restricted cash	716.8	379.9	542.6	233.7

Ending cash, cash equivalents and restricted cash	$751.6	$332.3	$751.6	$332.3

Changes in operating working capital
Accounts receivable	$(39.4)	$(103.7)	$(67.8)	$(76.5)
Inventories	(40.4)	2.4	(147.7)	(64.5)
Other current assets	10.5	9.2	2.4	8.0
Accounts payable	12.2	41.9	63.1	20.8
Accrued expenses and other liabilities	21.7	113.2	5.7	(2.8)
Income taxes	1.5	3.5	(15.7)	12.9

Total changes in operating working capital	$(33.9)	$66.5	$(160.0)	$(102.1)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures that reflect the historical financial results presented in the format of the performance metrics we are beginning to report in 2021. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•	Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;

•	Adjusted operating profit (loss) margins, which represents adjusted operating profit (loss) divided by net sales; and

•	Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles.

Regional Segment Results

	Three months ended September 30,					Nine months ended September 30,
	2021	2020	Δ	Δ%	Organic Δ%	2021	2020	Δ	Δ%	Organic Δ%

Net sales (1)
Americas	$537.2	$532.0	$5.2	1.0%	0.6%	$1,603.6	$1,483.3	$120.3	8.1%	7.7%
APAC	394.6	379.6	15.0	4.0%	(0.4)%	1,149.9	926.4	223.5	24.1%	18.1%
EMEA	297.1	250.4	46.7	18.7%	17.8%	834.1	655.3	178.8	27.3%	22.1%

	$1,228.9	$1,162.0	$66.9	5.8%	3.9%	$3,587.6	$3,065.0	$522.6	17.1%	13.9%

Adjusted operating profit (loss)
Americas	$113.4	$133.1	$(19.7)	(14.8)%		$368.4	$354.6	$13.8	3.9%
APAC	69.4	53.6	15.8	29.5%		185.3	130.6	54.7	41.9%
EMEA	59.0	0.9	58.1	6455.6%		154.8	49.2	105.6	214.6%
Corporate (2)	(110.4)	(120.0)	9.6	(8.0)%		(331.2)	(343.8)	12.6	(3.7)%

	$131.4	$67.6	$63.8	94.4%		$377.3	$190.6	$186.7	98.0%

Adjusted operating profit (loss) margins (3)
Americas	21.1%	25.0%	(3.9)%			23.0%	23.9%	(0.9)%
APAC	17.6%	14.1%	3.5%			16.1%	14.1%	2.0%
EMEA	19.9%	0.4%	19.5%			18.6%	7.5%	11.1%

Vertiv	10.7%	5.8%	4.9%			10.5%	6.2%	4.3%

(1)	Segment net sales are presented excluding intercompany sales.
(2)	Corporate costs consist of headquarters management costs, other incentive compensation, global IT costs, and global ER&D.
(3)	Adjusted operating profit (loss) margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended September 30,
	2021	2020(1)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$291.9	$278.7	$13.2	4.7%	4.2%
Services & spares	180.2	168.3	11.9	7.1%	6.8%
Integrated rack solutions	65.1	85.0	(19.9)	(23.4)%	(23.6)%

	$537.2	$532.0	$5.2	1.0%	0.6%

Asia Pacific:
Critical infrastructure & solutions	$234.0	$239.6	$(5.6)	(2.3)%	(7.1)%
Services & spares	104.4	94.8	9.6	10.1%	6.7%
Integrated rack solutions	56.2	45.2	11.0	24.3%	19.9%

	$394.6	$379.6	$15.0	4.0%	(0.4)%

EMEA:
Critical infrastructure & solutions	$180.4	$138.2	$42.2	30.5%	29.8%
Services & spares	80.8	77.9	2.9	3.7%	2.5%
Integrated rack solutions	35.9	34.3	1.6	4.7%	3.8%

	$297.1	$250.4	$46.7	18.7%	17.8%

Total:
Critical infrastructure & solutions	$706.3	$656.5	$49.8	7.6%	5.5%
Services & spares	365.4	341.0	24.4	7.2%	5.8%
Integrated rack solutions	157.2	164.5	(7.3)	(4.4)%	(5.9)%

	$1,228.9	$1,162.0	$66.9	5.8%	3.9%

(1)

Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company’s matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended September 30, 2020 have been adjusted by $5.8, $0.9, and $(6.7), respectively, to reflect the strategic realignment.

	Nine months ended September 30,
	2021	2020(1)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$877.2	$769.9	$107.3	13.9%	13.3%
Services & spares	513.4	491.0	22.4	4.6%	4.3%
Integrated rack solutions	213.0	222.4	(9.4)	(4.2)%	(4.6)%

	$1,603.6	$1,483.3	$120.3	8.1%	7.7%

Asia Pacific:
Critical infrastructure & solutions	$690.0	$549.6	$140.4	25.5%	18.9%
Services & spares	305.8	260.5	45.3	17.4%	12.5%
Integrated rack solutions	154.1	116.3	37.8	32.5%	26.4%

	$1,149.9	$926.4	$223.5	24.1%	18.1%

EMEA:
Critical infrastructure & solutions	$494.1	$343.0	$151.1	44.1%	39.0%
Services & spares	229.9	207.8	22.1	10.6%	5.5%
Integrated rack solutions	110.1	104.5	5.6	5.4%	(0.1)%

	$834.1	$655.3	$178.8	27.3%	22.1%

Total:
Critical infrastructure & solutions	$2,061.3	$1,662.5	$398.8	24.0%	20.5%
Services & spares	1,049.1	959.3	89.8	9.4%	6.8%
Integrated rack solutions	477.2	443.2	34.0	7.7%	4.6%

	$3,587.6	$3,065.0	$522.6	17.1%	13.9%

(1)

Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company’s matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the nine months ended September 30, 2020 have been adjusted by $15.6, $5.6, and $(21.3), respectively, to reflect the strategic realignment.

Segment Information

Operating profit (loss) (1)	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Americas	$113.4	$133.1	$368.4	$354.6
Asia Pacific	69.4	53.6	185.3	130.6
Europe, Middle East & Africa	59.0	0.9	154.8	49.2

Total reportable segments	241.8	187.6	708.5	534.4
Foreign currency gain (loss)	(4.9)	(11.7)	(2.1)	(16.3)
Corporate and other	(123.5)	(108.3)	(347.3)	(327.5)

Total corporate, other and eliminations	(128.4)	(120.0)	(349.4)	(343.8)
Amortization of intangibles	(31.6)	(32.5)	(95.3)	(97.1)

Operating profit (loss)	$81.8	$35.1	$263.8	$93.5

(1)

Beginning in the first quarter of 2021, operating profit (loss) is the primary income measure used for assessing segment performance and making operating decisions. Comparative results for the three and nine months ended September 30, 2020 have been presented in conformity with the updated format.

Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow

	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Net cash provided by (used for) operating activities	$54.4	$136.1	$174.4	$14.4
Capital expenditures	(12.9)	(8.1)	(43.3)	(21.3)
Investments in capitalized software	(4.1)	1.3	(9.5)	(4.9)
Proceeds from disposition of PP&E	6.1	—	6.1	—

Free cash flow	$43.5	$129.3	$127.7	$(11.8)

Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Operating profit (loss)	81.8	35.1	263.8	93.5
Amortization of intangibles	31.6	32.5	95.3	97.1
Mergers and acquisition costs	18.0	—	18.0	—

Adjusted operating profit (loss)	$131.4	$67.6	$377.1	$190.6

Reconciliation from operating profit (loss) margin to adjusted operating profit (loss) margin

	Three months ended September 30, 2021	Three months ended September 30, 2020	Δ	Nine months ended September 30, 2021	Nine months ended September 30, 2020	Δ
Vertiv net sales	1,228.9	1,162.0	66.9	3,587.6	3,065.0	522.6
Vertiv operating profit (loss)	81.8	35.1	46.7	263.8	93.5	170.3
Vertiv operating profit (loss) %	6.7%	3.0%	3.7%	7.4%	3.1%	4.3%

Amortization of intangibles	31.6	32.5	(0.9)	95.3	97.1	(1.8)
Merger and acquisition costs	18.0	—	18.0	18.0	—	18.0
Vertiv adjusted operating profit (loss)	131.4	67.6	63.8	377.1	190.6	186.5
Vertiv adjusted operating profit (loss) %	10.7%	5.8%	4.9%	10.5%	6.2%	4.3%

Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS

Three months ended September 30, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$81.8	$22.4	$—	$(32.5)	$35.7	$56.2	$0.15
Amortization of intangibles	31.6	—	—	—	—	31.6	0.09
Change in warrant liability	—	—	—	32.5	—	(32.5)	(0.09)
Merger and acquisition costs(2)	18.0	—	—	—	—	18.0	0.05
Pro-forma share count	—	—	—	—	—	—	—

Non-GAAP Adjusted	$131.4	$22.4	$—	$—	$35.7	$73.3	$0.20

(1)

GAAP Diluted and Non-GAAP Adjusted EPS is based on 363.2 million shares (includes 352.5 million basic shares, 4.7 million potential dilutive stock options and restricted stock units and 6.0 million dilutive warrants). We believe that this Non-GAAP Adjusted EPS presentation is more representative of operating results by removing the impact of merger and acquisition related costs and warrant liability accounting.

(2)	Includes ~$9 million of cash expenses and ~$9 million asset impairment related to the Heavy Industrial UPS business.

Three Months Ended September 30, 2020
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$35.1	$26.4	$—	$87.7	$24.5	$(103.5)	$(0.32)
Amortization of intangibles	32.5	—	—	—	—	32.5	0.10
Change in warrant liability	—	—	—	(87.7)	—	87.7	0.27
Pro-forma share count	—	—	—	—	—	—	—

Non-GAAP Adjusted	$67.6	$26.4	$—	$—	$24.5	$16.7	$0.05

(1)

GAAP Diluted EPS based on 328.4 million shares. Non-GAAP Adjusted EPS based on pro-forma share count of 362.0 million diluted shares (includes basic shares, potential dilutive warrants, stock options and restricted stock units). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.

Nine months ended September 30, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$263.8	$66.5	$0.4	$52.3	$47.0	$97.6	$0.27
Amortization of intangibles	95.3	—		—	—	95.3	0.27
Change in warrant liability	—	—	—	(52.3)	—	52.3	0.15
Merger and acquisition costs(20	18.0	—	—	—	—	18.0	0.05
Pro-forma share count	—	—	—	—	—	—	(0.01)

Non-GAAP Adjusted	$377.1	$66.5	$0.4	$—	$47.0	$263.2	$0.73

(1)

GAAP Diluted EPS based on 356.0 million shares (includes 351.4 million basic shares and 4.5 million potential dilutive stock options and restricted stock units). Non-GAAP Adjusted EPS based on pro-forma share count 361.7 million shares (includes 351.4 million basic shares and 10.3 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.

(2)	Includes ~$9 million of cash expenses and ~$9 million asset impairment related to the Heavy Industrial UPS business.

Nine months ended September 30, 2020
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$93.5	$125.4	$174.0	$109.3	$52.6	$(367.8)	$(1.23)
Amortization of intangibles	97.1	—	—	—	—	97.1	0.32
Change in warrant liability	—	—	—	(109.3)	—	109.3	0.37
Pro-forma share count	—	—	—	—	—	—	0.09

Non-GAAP Adjusted	$190.6	$125.4	$174.0	$—	$52.6	$(161.4)	$(0.45)

(1)

GAAP Diluted EPS based on 299.3 million shares. Non-GAAP Adjusted EPS based on pro-forma share count of 362.0 million diluted shares includes basic shares, potential dilutive warrants, stock options and restricted stock units). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.

Vertiv Holdings Co

2021 Adjusted Guidance

Reconciliation of GAAP Operating Profit to Non-GAAP Adjusted Financial Performance (1),(2)

Full Year 2021
	Operating Profit	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$336.7	$94.5	$0.4	$52.3	$91.0	$98.5	$0.27
Amortization of intangibles	147.3	—	—	—	—	147.3	0.41
Change in warrant liability	—	—	—	(52.3)	—	52.3	0.15
Merger and acquisition costs(4)	69.0	—	—	—	—	69.0	0.19
Pro-forma share count	—	—	—	—	—	—	(0.02)

Non-GAAP Adjusted	$553.0	$94.5	$0.4	$—	$91.0	$367.1	$1.00

Fourth Quarter 2021
	Operating Profit	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (5)
GAAP	$72.9	$28.0	$—	$44.0	$0.9	$—
Amortization of intangibles	52.0	—	—	—	52.0	0.14
Change in warrant liability	—	—	—	—	—	—
Merger and acquisition costs(6)	51.0	—	—	—	51.0	0.14
Pro-forma share count	—	—	—	—	—	(0.01)

Non-GAAP Adjusted	$175.9	$28.0	$—	$44.0	$103.9	$0.27

(1)

Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to Q3 2021 guidance, including organic net sales growth and free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

(2)

Management believes adjusting operating profit to exclude M&A expenses provides investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends, and more easily compares such results with our peers in evaluating the company’s performance. Disclosing this non-GAAP financial measure allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

(3)

GAAP Diluted EPS based on 360.2 million shares (includes ~351.7 million basic shares before transaction, ~3.8 million weighted average shares issued for the transaction and ~4.7 million potential dilutive stock options and restricted stock units). Non-GAAP adjusted EPS based on 367.3 million shares (includes ~351.7 million basic shares before transaction, ~3.8 million weighted average shares issued for the transaction and ~11.8 million potential dilutive warrants, stock options and restricted stock units). Assumes 23.1 million shares issued in conjunction with the transaction.

(4)	Includes ~$45 million of cash expenses, ~$15 million of non-cash purchase accounting adjustments related to E+I and ~$9 million asset impairment related to the Heavy Industrial UPS business.
(5)

GAAP Diluted EPS based on 372.9 million shares (includes ~352.7 million basic shares before transaction, ~15.2 million weighted average shares issued for the transaction and ~5.0 million potential dilutive stock options and restricted stock units). Non-GAAP adjusted EPS based on 378.6 million shares (includes ~352.7 million basic shares before transaction, 15.2 million weighted average shares issued for the transaction and ~10.7 million potential dilutive warrants, stock options and restricted stock units). Assumes 23.1 million shares issued in conjunction with the transaction.

(6)	Includes ~$36 million of cash expenses and ~$15 million of non-cash purchase accounting adjustments related to E+I.